BlackRock Credit Allocation Income Trust

File No. 811- 21972

Item No. 77M (Mergers) -- Attachment

During the fiscal semi-annual period ending April 30, 2013, BlackRock Credit Allocation Income Trust (the "Registrant") acquired substantially all of the assets and substantially all of the liabilities of each of BlackRock Credit Allocation Income Trust I, Inc. (“PSW”), BlackRock Credit Allocation Income Trust II, Inc., (“PSY”) and BlackRock Credit Allocation Income Trust III, (“BPP") (File Nos. 811-21341, 811-21286 and 811-21280 respectively) in a merger transaction (the "Reorganizations").

The Board of Trustees or Directors, as applicable, of each of the Registrants, PSW, PSY and BPP unanimously approved its respective Reorganization and the proposals to effectuate such Reorganization, including an Agreement and Plan of Reorganization.  The Board of  Directors and the shareholders of PSW approved an Agreement and Plan of Reorganization between PSW and the Registrant (the “PSW Agreement”) and the termination of PSW’s registration under the Investment Company Act of 1940 (the “1940 Act”).  The Board of Directors and the shareholders of PSY approved an Agreement and Plan of Reorganization between PSY and the Registrant (the “PSY Agreement”) and the termination of PSY’s registration under the 1940 Act. The Board of Trustees and the shareholders of BPP approved an Agreement and Plan of Reorganization between BPP and the Registrant (the “BPP Agreement,” and collectively with the PSW Agreement and the PSY Agreement, the “Agreements”) and the termination of BPP’s registration under the 1940 Act.  The Board of Trustees of the Registrant approved the Agreements and the shareholders of Registrant approved the issuance of additional common shares of the Registrant in connection with the Reorganizations.

On August 9, 2012, in connection with the Reorganizations, the Registrant filed a Preliminary Registration Statement on Form N-14 (File No. 333-183169) (the “N-14 Registration Statement”).  The N-14 Registration Statement contained the proxy materials soliciting the approval of the Reorganizations by the shareholders of PSW, PSY and BPP and the approval of the issuance of additional common shares of the Registrant by the shareholders of the Registrant.  Pre-effective Amendment No. 1 to the N-14 Registration Statement was filed on September 18, 2012 followed by a filing on Form 497 on September 20, 2012.  The N-14 Registration Statement as so amended was declared effective by the Commission on September 20, 2012.

PSW, PSY and BPP each filed an application for deregistration under the 1940 Act on Form N-8F on January 15, 2013.  PSY amended its Form N-8F on February 21, 2013 and March 25, 2013.  On February 28, 2013, the Securities and Exchange Commission issued orders under Section 8(f) of the 1940 Act declaring that PSW and BPP each ceased to be registered investment companies under the 1940 Act.  On April 30, 2013, the Securities and Exchange Commission issued orders under Section 8(f) of the 1940 Act declaring that PSY ceased to be a registered investment company under the 1940 Act.

In the Reorganizations, the Registrant acquired substantially all of the assets and liabilities of PSW, PSY and BPP in a merger transaction, pursuant to the Agreements, each in a tax-free transaction in exchange for an equal aggregate value of newly-issued common shares of the Registrant.  Common shareholders of PSW, PSY and BPP received an amount of BTZ common shares equal to the aggregate net asset value of their holdings of PSW, PSY and BPP common shares, respectively, as determined at the close of business on December 7, 2012.  Fractional shares of the Registrant were not issued in the Reorganizations and consequently cash were distributed for any such fractional amounts.

On December 10, 2012, pursuant to the Agreements, the Registrant received assets valued at $[  ] from PSW, $[  ] from PSY and $[  ] from BPP, and shareholders of PSW, PSY and BPP received in the aggregate [  ], [  ] and [  ] newly-issued shares of common stock of the Registrant, respectively.